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                                                                    EXHIBIT 11.1

                           WORKFLOW MANAGEMENT, INC.
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (In thousands, except per share amounts)
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                                                      Three Months Ended         Nine Months Ended
                                                     --------------------      --------------------
                                                    January 22,  January 23,  January 22, January 23,
                                                       2000         1999         2000        1999
                                                     -------      -------      -------      -------

Basic earnings per share:

 Net income                                          $ 6,868      $ 2,941      $16,026      $ 5,861
                                                     =======      =======      =======      =======

 Weighted average number of
   common shares outstanding                          12,708       13,065       12,644       14,575
                                                     =======      =======      =======      =======

 Basic earnings per share                            $  0.54      $  0.23      $  1.27      $  0.40
                                                     =======      =======      =======      =======

Diluted earnings per share:

 Net income                                          $ 6,868      $ 2,941      $16,026      $ 5,861
                                                     =======      =======      =======      =======

 Weighted average number of:
   Common shares outstanding                          12,708       13,065       12,644       14,575
   Effect of dilutive employee stock options*          1,702            4        1,128           71
                                                     -------      -------      -------      -------
     Total                                            14,410       13,069       13,772       14,646
                                                     =======      =======      =======      =======

 Diluted earnings per share                          $  0.48      $  0.23      $  1.16      $  0.40
                                                     =======      =======      =======      =======
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*  The Company had additional employee stock options outstanding during the periods presented that were not included in the computation of diluted earnings per share because they were anti-dilutive.